Exhibit 99.3

Thomas Weisel Partners

The Board of Directors

Broadwing Corporation

1122 Capital of Texas Highway South

Austin, Texas 78746

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter as an annex to, and to the reference thereto under the captions “Summary — Opinions of the Financial Advisors to the Broadwing Board of Directors,” and “The Merger — Opinion of Thomas Weisel Partners” in the proxy statement/prospectus relating to the proposed merger transaction involving Level 3 Communications, Inc. (“Level 3”) and Broadwing Corporation, which proxy statement/prospectus is a part of the Registration Statement on Form S-4 of Level 3. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Thomas Weisel Partners LLC
THOMAS WEISEL PARTNERS LLC

New York, New York

November 21, 2006